UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 9, 2003
(Date of earliest event reported: April 9, 2003)

Trimble Navigation Limited
(Exact name of Registrant as specified in its charter)

California	0-18645	94-2802192

(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

645 North Mary Avenue, Sunnyvale, CA 94085
(Address of principal executive offices)

(408) 481-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

               Trimble Navigation Limited (“Trimble” or the “Company”) is filing this Current Report on Form 8-K to make generally available certain information regarding the Company.

               Attached is a form of Purchase Agreement that the Company may use in connection with sales of its common stock pursuant to its shelf registration statement.

Item 7. Financial Statements and Exhibits.

               (c) Exhibits. The following exhibit is filed herewith:

99.1	Form of Purchase Agreement

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIMBLE NAVIGATION LIMITED

By:	/s/ Irwin L. Kwatek Name: Irwin L. Kwatek Title: Vice President, General Counsel

Date: April 9, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Purchase Agreement